News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

FIRST QUARTER 2009 RESULTS

First Quarter 2009 Highlights

•	Reported first quarter loss per share from continuing operations of $(0.07); adjusted loss per share of $(0.02)

•	Made progress against new strategic initiatives, including market share gains

•	Significantly reduced costs and inventories, which improved cash position

LINCOLNSHIRE, ILLINOIS, May 6, 2009 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its first quarter 2009 results.

“Despite the continuing challenging sales environment that impacted all of our businesses in all geographies, ACCO Brands was able to effectively reduce costs and grow operating margins in the quarter,” said Robert J. Keller, chairman and chief executive officer. “Moreover, during the quarter we won new business from several key customers that should benefit us in future quarters. We also began to see improvements in customer orders in February and March. I’m pleased with these successes and the contributions made by all of our employees in the face of this very challenging environment.”

First Quarter Results

Net sales decreased 27%, to $293.4 million from $400.0 million in the prior-year quarter. Excluding currency, sales declined 17%. The company reported a first quarter loss from continuing operations of $3.7 million, or $0.07 per diluted share, compared to a loss of $2.1 million, or $0.04 per diluted share, in the prior-year period. The first quarter results include restructuring and non-recurring costs totaling $3.4 million. Excluding charges, adjusted loss per share was $0.02, compared to earnings per share of $0.11 in the prior-year period.

Business Segment Highlights

ACCO Brands Americas

ACCO Brands Americas net sales decreased 21% to $157.7 million from $200.4 million. Excluding the effects of currency, sales declined 17%. The decrease reflects volume declines in the U.S. and Canada driven by continued weakness in consumer and business demand and customer inventory reductions in January.

ACCO Brands Americas reported operating income of $6.2 million, compared to an operating loss of $0.4 million in the prior-year quarter. Adjusted operating income was $6.5 million, compared to $3.9 million, and adjusted operating margin increased to 4.1%

from 1.9%. The increase in adjusted operating income was primarily the result of cost reduction activities, including headcount reductions, temporary salary and benefit plan reductions and lower management incentives, partially offset by lower sales volume and expensing inventory purchased when commodity costs were higher.

ACCO Brands International

ACCO Brands International net sales decreased 34% to $100.3 million, compared to $151.6 million in the prior-year quarter. Excluding the effects of currency, sales declined 17%. The decrease primarily reflected continued volume declines in Europe, partially offset by the timing of the Easter holiday, which adversely affected the prior-year quarter, as well as price increases.

ACCO Brands International operating income decreased 46% to $5.6 million, from $10.3 million in the prior-year quarter. Adjusted operating income decreased 49% to $8.2 million, from $16.0 million, and adjusted operating income margin decreased to 8.2%, from 10.6%. The decline in adjusted operating income was primarily the result of lower sales volume partially offset by cost reduction activities.

Computer Products Group

Computer Products net sales decreased 26% to $35.4 million, compared to $48.0 million in the prior-year quarter. Adjusting for currency comparable sales declined 17%. The decline was due to lower sales volumes, particularly in the United States and United Kingdom, and related customer inventory reductions.

Computer Products reported operating income decreased 26% to $4.8 million, from $6.5 million in the prior-year quarter. Adjusted operating income decreased 31% to $5.3 million, from $7.7 million, and adjusted operating income margin decreased to 15.0%, from 16.0%. The decline was driven by lower sales volume and increased customer rebate programs, partially offset by reduced costs, including headcount reductions, temporary salary and benefit plan reductions and lower management incentives. The prior period also benefitted from an $0.8 million royalty settlement.

Business Outlook

The company anticipates that 2009 will continue to be challenging due to uncertainty around consumer and business spending, conditions that make forecasting difficult. Given the volatile nature of current economic conditions, the company believes there is not sufficient visibility to set expectations for the performance of the business at this time and therefore will not provide specific sales or earnings guidance for 2009.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring and restructuring-related items, goodwill and asset impairment charges and unusual tax items. Adjusted supplemental EBITDA from continuing operations excludes restructuring and restructuring-related items and other non-operating items, including minority interest expense, other income/expense and stock-based compensation expense. Adjusted results and supplemental EBITDA from continuing operations are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; our ability to remain in compliance with our financial ratio covenants; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including continued volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; our ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; our ability to successfully sell the Commercial Print Finishing business; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended March 31,
	2009			2008
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$293.4	$—	$293.4	$400.0	$—	$400.0	(27)%	(27)%

Operating costs and expenses:
Cost of products sold	211.3	(1.4)	209.9	279.1	(3.2)	275.9	(24)%	(24)%
Advertising, selling, general and administrative expenses	64.6	0.4	65.0	103.0	(2.4)	100.6	(37)%	(35)%
Amortization of intangibles	1.7	—	1.7	1.9	—	1.9	(11)%	(11)%
Restructuring charges	2.4	(2.4)	—	5.6	(5.6)	—	(57)%	NM

Total operating costs and expenses	280.0	(3.4)	276.6	389.6	(11.2)	378.4	(28)%	(27)%

Operating income	13.4	3.4	16.8	10.4	11.2	21.6	29%	(22)%

Non-operating expense (income)
Interest expense	16.1	—	16.1	16.1	—	16.1	—%	—%
Equity in (earnings) of joint ventures	(0.3)	—	(0.3)	(1.7)	—	(1.7)	(82)%	(82)%
Other (income) expense, net	2.4	—	2.4	(0.9)	—	(0.9)	NM	NM

Income (loss) from continuing operations before income taxes	(4.8)	3.4	(1.4)	(3.1)	11.2	8.1	(55)%	(117)%
Income tax expense (benefit)	(1.1)	0.7	(0.4)	(1.0)	3.2	2.2	(10)%	(118)%

Income (loss) from continuing operations	(3.7)	2.7	(1.0)	(2.1)	8.0	5.9	(76)%	(117)%
Income (loss) from discontinued operations, net of income taxes	(3.3)	2.0	(1.3)	0.3	(0.2)	0.1	NM	NM

Net income (loss)	$(7.0)	$4.7	$(2.3)	$(1.8)	$7.8	$6.0	NM	(138)%

Per Share:
Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.07)		$(0.02)	$(0.04)		$0.11	(75)%	(118)%
Income (loss) from discontinued operations	(0.06)		(0.02)	0.01		—	NM	NM

Basic earnings (loss) per share	$(0.13)		$(0.04)	$(0.03)		$0.11	NM	(136)%

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.07)		$(0.02)	$(0.04)		$0.11	(75)%	(118)%
Income (loss) from discontinued operations	(0.06)		(0.02)	0.01		—	NM	NM

Diluted earnings (loss) per share	$(0.13)		$(0.04)	$(0.03)		$0.11	NM	(136)%

Weighted average number of shares outstanding:
Basic	54.4		54.4	54.1		54.1
Diluted	54.4		54.4	54.1		54.5

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended March 31,
	2009		2008
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	28.0%	28.5%	30.2%	31.0%
Advertising, selling, general and administrative	22.0%	22.2%	25.8%	25.2%
Operating income	4.6%	5.7%	2.6%	5.4%
Income (loss) from continuing operations before income taxes	(1.6)%	(0.5)%	(0.8)%	2.0%
Net income (loss)	(2.4)%	(0.8)%	(0.5)%	1.5%
Income tax rate	22.9%	28.6%	32.3%	27.2%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate.

Reconciliation of Net Loss to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended March 31,
	2009	2008	% Change
Net loss	$(7.0)	$(1.8)	NM
Discontinued operations	3.3	(0.3)	NM
Restructuring charges	2.4	5.6	(57)%
Restructuring-related charges included in Cost of products sold	1.4	3.2	(56)%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	(0.4)	2.4	(117)%
Income taxes impact of adjustments	(0.7)	(3.2)	78%

Adjusted income (loss) from continuing operations	(1.0)	5.9	(117)%
Interest expense, net	16.1	16.1	—%
Adjusted income tax expense	(0.4)	2.2	(118)%
Depreciation (C)	7.6	8.5	(11)%
Amortization of intangibles	1.7	1.9	(11)%
Other (income) expense, net (D)	2.4	(0.9)	NM
Stock-based compensation expense (E)	0.8	0.9	(11)%

Adjusted supplemental EBITDA from continuing operations	$27.2	$34.6	(21)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	9.3%	8.6%

(C)	Represents total depreciation less depreciation of $0.3 million for the three months ended March 31, 2008 that have been included in restructuring-related costs, which are excluded from adjusted income (loss) from continuing operations.
(D)	Other expense for 2009 represents foreign exchange losses resulting from currency volatility between recording foreign currency expenses and final settlement.
(E)	Stock-based compensation expense for the three months ended March 31, 2009, excludes $0.1 million that has been included in restructuring charges, which are excluded from adjusted income (loss) from continuing operations.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2009					2008					Changes
	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Sales $	Sales %	Adjusted OI $	Adjusted OI %	Margin Points
Q1:
ACCO Brands Americas	$157.7	$6.2	$0.3	$6.5	4.1%	$200.4	$(0.4)	$4.3	$3.9	1.9%	$(42.7)	(21)%	$2.6	67%	220
ACCO Brands International	100.3	5.6	2.6	8.2	8.2%	151.6	10.3	5.7	16.0	10.6%	(51.3)	(34)%	(7.8)	(49)%	(240)
Computer Products	35.4	4.8	0.5	5.3	15.0%	48.0	6.5	1.2	7.7	16.0%	(12.6)	(26)%	(2.4)	(31)%	(100)
Corporate	—	(3.2)	—	(3.2)		—	(6.0)	—	(6.0)		—		2.8

Total	$293.4	$13.4	$3.4	$16.8	5.7%	$400.0	$10.4	$11.2	$21.6	5.4%	$(106.6)	(27)%	$(4.8)	(22)%	30

ACCO Brands Corporation

Supplemental Net Sales Growth Analysis

(Unaudited)

	Percent Change – Sales
	Net Sales Growth	Currency Translation	Comparable Sales Growth	Price	Volume
Q1 2009:
ACCO Brands Americas	(21.3)%	(4.2)%	(17.1)%	1.3%	(18.4)%
ACCO Brands International	(33.8)%	(16.7)%	(17.1)%	4.4%	(21.5)%
Computer Products	(26.3)%	(9.0)%	(17.3)%	0.4%	(17.7)%

Total	(26.7)%	(9.5)%	(17.2)%	2.4%	(19.6)%

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	March 31, 2009
Current debt obligations, including current portion of long-term debt	$111.8
Long-term debt obligations	628.5

Total outstanding debt	740.3
Less: cash and cash equivalents	17.6

Net debt	$722.7

Rollforward of Outstanding Debt	Three Months Ended March 31, 2009
Balance, beginning of period	$708.7
Incremental borrowings	34.4
Impact of change in FX rates	(2.8)

Balance, end of period	$740.3

Leverage Ratio (Debt to EBITDA from Continuing Operations)	Three Months Ended March 31, 2009
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$151.0
Net debt (see above)	$722.7
Gross debt (see above)	$740.3

Leverage (net debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	4.8
Leverage (gross debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	4.9

Interest Coverage Ratio (Adjusted Supplemental EBITDA from Continuing Operations to Interest)	Three Months Ended March 31, 2009
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$151.0
Trailing twelve months interest expense, net of interest income (A)	$63.7

Interest coverage (TTM adjusted supplemental EBITDA from Continuing Operations divided by TTM interest expense)	2.4

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Three Months Ended March 31, 2009
Current assets, excluding cash and cash equivalents (B)	$583.9
Current liabilities, excluding current debt obligations (C)	310.3

Net working capital	$273.6

Trailing twelve months (TTM) adjusted net sales (A)	$1,471.6

Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	18.6%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies. See page 11 for a reconciliation of trailing twelve months supplemental EBITDA from Continuing Operations to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.
(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Selected Financial Information

(Unaudited)

(In millions of dollars)

	Three Months Ended March 31,
	2009	2008
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense (A)	$7.6	$9.3
Intangible amortization expense (B)	$1.7	$2.5
Stock-based compensation expense	$0.9	$0.9

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$1.8	$16.3
Restructuring and integration activities	$9.9	$14.8

(A)	Includes depreciation expense from Discontinued Operations of $0.5 million for the three months ended March 31, 2008.
(B)	Includes intangible amortization expense from Discontinued Operations of $0.6 million for the three months ended March 31, 2008.

	As of
	March 31, 2009	December 31, 2008	March 31, 2008
Selected Balance Sheet Data:
Cash and cash equivalents	$17.6	$18.1	$38.6
Accounts receivable, net	$245.9	$274.8	$329.9
Inventories, net	$239.0	$266.5	$296.4
Accounts payable	$109.3	$143.8	$150.6
Total outstanding debt	$740.3	$708.7	$831.0

ACCO Brands Corporation

Reconciliation of Net Loss to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009	Trailing Twelve Months
Net sales	$414.0	$410.8	$353.4	$293.4	$1,471.6

Net loss	$(46.7)	$(32.7)	$(258.0)	$(7.0)	$(344.4)
Discontinued operations	40.9	17.7	17.9	3.3	79.8
Restructuring charges	1.6	4.8	16.8	2.4	25.6
Restructuring-related charges included in COS	1.9	1.8	0.6	1.4	5.7
Restructuring-related charges included in SG&A	(2.5)	(1.4)	4.6	(0.4)	0.3
Goodwill and asset impairment charges	14.1	11.3	249.0	—	274.4
Income tax impact of adjustments	(1.9)	11.1	(10.5)	(0.7)	(2.0)

Adjusted income (loss) from continuing operations	$7.4	$12.6	$20.4	$(1.0)	$39.4

Interest expense, net	15.8	16.8	15.0	16.1	63.7
Adjusted income tax expense	2.9	6.5	9.8	(0.4)	18.8
Depreciation expense (A)	8.0	8.7	7.0	7.6	31.3
Amortization of intangibles	2.0	1.8	2.0	1.7	7.5
Other (income) expense, net	2.8	0.7	(19.8)	2.4	(13.9)
Stock-based compensation expense (B)	2.8	(0.3)	0.9	0.8	4.2

Adjusted supplemental EBITDA from continuing operations	$41.7	$46.8	$35.3	$27.2	$151.0

(A)	Represents total depreciation less depreciation of $0.4 million and $0.1 million for the three months ended June 30, 2008 and September 30, 2008, respectively, included in restructuring-related costs, which are excluded from adjusted income (loss) from continuing operations.
(B)	Represents total stock-based compensation expense less $0.1 million for the three months ended June 30, 2008, that have been included in Discontinued Operations. In addition, total stock-based compensation expense for the three months ended December 31, 2008 and March 31, 2009, excludes $1.2 million and $0.1 million, respectively, that have been included in restructuring and restructuring-related charges, which are excluded from adjusted income (loss) from continuing operations.